Exhibit 99.1

PETROSHARE CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 8, 2016

The annual meeting of the shareholders of PetroShare Corp. (“we,” “our,” “us,” “PetroShare” or the “Company”) will be held at The Club at Flying Horse, 1880 Weiskopf Point, Colorado Springs, Colorado 80921 on September 8, 2016 at 9:00 a.m. Mountain Time. The meeting will be held for the following purposes:

(1)                                 To elect six (6) directors to serve on our Board of Directors until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)                                 To approve the amendment and restatement of the PetroShare Corp. Equity Incentive Plan as described in more detail in the accompanying proxy statement to, among other things, increase the number of shares reserved for issuance from 5,000,000 to 10,000,000;

(3)                                 To grant the Board of Directors the discretionary authority to effect a reverse stock split of our common stock (the “Reverse Stock Split”);

(4)                                 To ratify the appointment of SingerLewak LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

(5)                                 To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on August 18, 2016 as the record date for the determination of the holders of our stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on our books at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

All shareholders are invited to attend the meeting in person.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED POSTAGE—PAID PROXY CARD OR OTHERWISE RETURN YOUR PROXY IN A MANNER DESCRIBED IN THE ACCOMPANYING PROXY CARD.  Any shareholder attending the meeting may revoke his proxy and vote in person, even if that shareholder has returned a proxy.

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience by internet or telephone or complete, sign and return the enclosed proxy card by mail. If you decide to attend the annual meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) INTERNET; (ii) TELEPHONE, (iii) COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors
Centennial, Colorado
August 18, 2016	BILL M. CONRAD Chairman of the Board of Directors

PETROSHARE CORP.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 8, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of PetroShare Corp. (“we,” “our,” “us,” “PetroShare” or the “Company”), to be voted at the annual meeting of shareholders to be held at The Club at Flying Horse, 1880 Weiskopf Point, Colorado Springs, Colorado 80921 on September 8, 2016 at 9:00 a.m. Mountain Time, or at any adjournment or postponement of the meeting.

If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein.  Our shareholders may vote electronically through the Internet by following the instructions included with their proxy card.  Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone.  A large number of banks and brokerage firms are participating in the Broadridge Financial Services Investor Communication Services online program.  The program provides eligible shareholders the opportunity to vote via the Internet or by telephone.  Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in Broadridge’s program.

Shareholders, who do not vote electronically or by telephone, should complete and return the enclosed paper proxy card by mail.  Signing and returning the proxy card or voting electronically or by telephone does not affect a shareholder’s right to vote in person at the meeting.

Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to us, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.  With respect to voting in person at the meeting, please note that shares voted in person at the meeting may only be voted by the record owner of the shares, so any shareholders whose shares are held in the name of a bank, broker or other so called “nominee holder” and who wish to vote those shares in person at the meeting must obtain a valid proxy from the nominee holder in order to vote the shares in person at the meeting.

Executed proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director, FOR the resolution approving the amendment and restatement of the PetroShare Corp. Equity Incentive Plan, FOR the resolution to permit the Board of Directors to effect the Reverse Stock Split, FOR the ratification of appointment of SingerLewak LLP as our independent registered public accounting firm for the year ended December 31, 2016, and in accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the annual meeting. Other than the matters set forth in the Notice of Annual Meeting, we know of no matters to be brought before the annual meeting.

The holders of record of our common stock, $0.001 par value per share, as of August 18, 2016 are entitled to notice of and to vote at the annual meeting. Each share of common stock is entitled to one vote. Any shares held by the Company or its affiliates are not entitled to vote at the annual meeting.

On August 18, 2016, there were a total of 21,861,524 shares of common stock outstanding. The presence in person or by proxy of not less than one-third of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business at the annual meeting.

Brokers and other Intermediaries who hold common stock in “street name” and who do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes from Intermediaries on non-routine proposals are referred to as broker non-votes. Proposals such as the ratification of the independent registered public accounting firm are considered routine. The election of directors, the proposal regarding amendments to the PetroShare Corp. Equity Incentive Plan, and the proposal regarding the Reverse

Stock Split are non-routine. Thus, if shareholders do not give their broker or Intermediary specific instructions, their shares may not be voted for the election of directors, the proposal regarding amendments to the PetroShare Corp. Equity Incentive Plan, or the proposal regarding the Reverse Stock Split. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum but will have no effect on the outcome of any of the four proposals at the annual meeting.

The following describes the voting requirements for the four proposals:

•                  Directors are elected by a plurality of votes cast at the annual meeting (assuming a quorum is present). Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. The six nominees for director who receive the highest number of votes will be elected to the Board of Directors; and

•                  The amended and restated PetroShare Corp. Equity Incentive Plan, the Reverse Stock Split and the ratification of the independent registered public accountant will be approved if they receive the affirmative vote of a majority of the votes cast at the annual meeting. With regard to these resolutions, abstentions and broker non-votes will have no impact on the approval of these proposals.

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR PROXY BY INTERNET OR TELEPHONE VOTING OR RETURN THE PROXY BY MAIL PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

TABLE OF CONTENTS

Proposal for Election of Directors	1

Proposal for Approval of Amendment and Restatement of Equity Incentive Plan	5

Proposal for Approval of Authority to Effect a Reverse Stock Split	10

Proposal for Ratification of Auditors	15

Proposals of Shareholders for Presentation at the Next Annual Meeting of Shareholders	15

Where You Can Find More Information About Us	15

“Householding” of Proxy Materials	16

Annual Report on Form 10-K	16

Other Matters	16

Amended and Restated PetroShare Corp. Equity Incentive Plan	Annex A

PROPOSAL FOR
ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card)

The Board of Directors currently consists of six members, all of whom have been nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The six nominees have indicated that they are willing and able to serve as directors if elected.  If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors.

Directors and Executive Officers

The following table reflects our directors and officers as of the date of this proxy statement:

Name	Age	Positions With the Company	Board or Executive Officer Position Held Since
Bill M. Conrad(1)	59	Chairman of the Board of Directors	November 2012
Stephen J. Foley	62	Chief Executive Officer and Director	November 2012
Frederick J. Witsell	57	President and Director	November 2012
Paul D. Maniscalco	47	Chief Financial Officer	January 2016
William B. Lloyd	57	Chief Operating Officer	January 2016
Scott C. Chandler(1)	54	Director	May 2016
James H. Sinclair	53	Director	May 2016
Douglas R. Harris(1)	62	Director	July 2016

(1)                                 Member of the Audit Committee

All of our directors named above except Messrs. Foley and Witsell are independent as defined under the rules of the NYSE MKT (“NYSE MKT”), as published in the Listed Company Manual (“NYSE MKT Rules”).

The following information summarizes the recent (at least five years) business experience of our officers and directors:

Our Directors

Bill M. Conrad, Chairman. Mr. Conrad has served as Chairman of our Board of Directors since our inception. He is presently an independent consultant, providing financial management services. From January 1990 until December 2012, Mr. Conrad served as the Vice-President, Chief Financial Officer and Director of MCM Capital Management, Inc., or MCM, a privately-held financial and management consulting firm. MCM assisted other companies in developing and implementing their business plans and capital formation strategies. In that capacity, Mr. Conrad participated in the organization or development of a number of companies in industries as diverse as oil and gas, real estate, and technology. From 2006 to the present, Mr. Conrad has served as a director of Gold Resource Corporation (NYSE MKT: GORO), a publicly traded gold and silver mining and exploration company, and since 2014 has served as Chairman of the Board. From May 2005 to March 2016, Mr. Conrad served as a director of Synergy Resources Corporation (NYSE MKT: SYRG), a publicly traded oil and gas exploration and production company. Mr. Conrad’s extensive experience as a director of other extraction companies gives him valuable insight into the growth and development of our company. For these reasons, we believe Mr. Conrad is qualified to serve as a director of our company.

Stephen J. Foley, Chief Executive Officer and Director. Mr. Foley has served as our Chief Executive Officer since our inception. Prior to entering private business, Mr. Foley had a successful professional football career as a safety with the Denver Broncos football organization of the National Football League where he played for 11 seasons, from 1976 to 1986. In 1991, Mr. Foley founded and continues to serve as the president of FSI Development Inc., a privately-held construction and development company engaged in residential development and construction. In 2000, he founded and continues to serve as a

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managing member of FS Land, LLC, a privately-held real estate development company. From August 2011 to the present, he has served as Vice President, Secretary and Director of KBW Enterprises, Inc., an oil and gas servicing company. He holds a B.S. in Business Administration from Tulane University and serves on the Board of Denver Street Schools. Mr. Foley has extensive knowledge of our operations and of developing companies. For these reasons, we believe Mr. Foley is qualified to serve as a director of our company.

Frederick J. Witsell, President and Director. Mr. Witsell became our President in November 2012 and assumed the role of Secretary in August 2013. Mr. Witsell has over 32 years of experience in several facets of the oil and gas industry, including prospect development, conventional and horizontal drilling and completion operations, project management, gathering and compression systems, and marketing and risk management. From July 2011 to September 2012, Mr. Witsell served as the owner and General Manger of Premier Energy Supply, LLC, a consulting service firm in the oil and gas industry. From 2010 to 2011, Mr. Witsell served as Vice-President and General Manager of Monroe Gas Storage, an affiliate of High Sierra Energy Partners, and led the organization’s projects and eventual divestiture in 2011. From 1999 to 2003, he was with Markwest Hydrocarbons (NYSE: MPLX) in the capacity of Vice-President of the Rocky Mountain Business Unit and responsible for the growth through capital programs and financial performance of the company’s oil and gas operations in the United States and Canada. Mr. Witsell led the acquisition and eventual divestiture process of Markwest oil and gas assets. Prior to 1999 and at various times between 2003 and 2010 and in 2012, Mr. Witsell also served as an executive and co-founder of a series of small, privately-funded oil and gas companies with properties in North Dakota, Wyoming, Utah and Colorado. He was responsible for the growth and execution of capital programs, utilizing modern horizontal / directional drilling and completion technologies. He led the divestiture of these oil and gas companies. Mr. Witsell has a B.A. in Geology from Colorado College, an M.B.A. in Energy Management from the University of Denver, and is a member of Society of Petroleum Engineers, the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists. Our Board of Directors believes that Mr. Witsell is well qualified to serve as a director and executive officer of the company as a result of his extensive oil and gas industry experience including in areas of executive management and operations developed by serving as an executive officer of other oil and gas companies throughout his career. Mr. Witsell brings years of hands-on experience with oil and natural gas companies in many capacities and across multiple basins. For these reasons, we believe Mr. Witsell is qualified to serve as a director of our company.

Scott C. Chandler, Director. Mr. Chandler joined our Board of Directors in May 2016. Mr. Chandler has over 25 years of senior executive level management experience. He is the founder and owner of Franklin Court Partners, Inc., or FCP, an entity that provides management and financial consulting services in connection with developing business plans, securing financing and restructuring, a position he has held since 2002. Prior to founding FCP, Mr. Chandler was a founder, Chief Financial Officer and Senior Vice President for Rhythms Netconnections, Inc. (former NASDAQ: RTHM), a formerly publicly-traded corporation, where he served from 1998 to 2001. Mr. Chandler was a member of the senior management team that led this national provider of DSL networking and services prior to the sale of a majority of its assets to MCI Worldcom. From 1996 to 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR Incorporated, or C-COR, a publicly-traded corporation and pioneer in the cable television industry and leading supplier of broadband telecommunications equipment. The common stock of C-COR was traded on the NASDAQ Global Market until the company was merged in late 2007. Prior to C-COR, Mr. Chandler held a number of positions at US WEST. Mr. Chandler’s business career began with Arthur Andersen & Co. as a Senior Consultant/Accountant. He earned an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.A. from Whitworth University. Mr. Chandler currently serves as a member of the board of directors of several privately-held and non-profit entities and has in the past served as a member of several public company boards, such as Cimetrix Incorporated (OTCMKTS:CMXX), Tollgrade Communications Inc. (NASDAQ: TLGD), and Paradyne Networks Inc. (NASDAQ: PDYN). He has been determined to be an audit committee financial expert under applicable rules of the Securities and Exchange Commission, or the SEC. Mr. Chandler’s extensive audit and SEC reporting experience will give him valuable insight into our financial reporting and internal control and risk control procedures. For these reasons, we believe Mr. Chandler is qualified to serve as a director of our company.

James H. Sinclair, Director. Mr. Sinclair joined our Board of Directors in May 2016. Mr. Sinclair has over 31 years of experience in exploration, development, acquisitions and divestitures in the oil and gas industry. Since joining our board, Mr. Sinclair has served as a consultant to PEC E&P, LLC, which is the managing member of Providence, immediately prior to which he served as PEC’s Chief Operating Officer, a position he held since April 2014. PEC invests primarily in non-operated oil and gas properties in the United States. In his role as a consultant to PEC, Mr. Sinclair assists with the identification, analysis, and recommendation of oil and gas investment opportunities. In 2010, Mr. Sinclair co-founded Petro Harvester O&G, LLC, an oil and gas production company, where he served as President and Chief Operating Officer until

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2012. From 1993 until 2008, Mr. Sinclair served as the Exploration Manager, District Manager of Mississippi, Director of Acquisitions, and Vice President of Exploration and Geosciences of Denbury Resources Inc. (NYSE: DNR), a publicly traded exploration and production company with operations primarily in the Gulf Coast area and offshore Gulf of Mexico. Mr. Sinclair received a B.S. in Geoscience from Northeast Louisiana University. Mr. Sinclair has significant experience in the management and financing of oil and gas companies. For these reasons, we believe Mr. Sinclair is qualified to serve as a director of our company.

Douglas R. Harris, Director. Mr. Harris joined our Board of Directors in July 2016. Mr. Harris has over 38 years of experience in the oil and gas industry. In March 2015, he founded and currently serves as the Chief Operating Officer of Axia Energy II, LLC, a company that identifies and develops oil and gas prospects throughout the United States. From 2009 to 2015, Mr. Harris served as co-founder and Chief Operating Officer of Axia Energy I, LLC, also a company that identifies and develops oil and gas prospects throughout the United States. Prior to that, he served as the co-founder and Vice President of Operations for Orion Energy Partners, Inc., a position he held from 2004 to 2009, and the Vice President and General Manager of the Denver Division of Tom Brown Inc., a position he held from 2001 to 2004. From 1986 to 2001, Mr. Harris served in numerous positions for Burlington Resources Inc., culminating as the Vice President of Production Operations in its Calgary, Alberta offices. He serves on the board of directors of a number of privately-held companies. Mr. Harris holds a B.S. in Civil Engineering from New Mexico State University. For these reasons, we believe Mr. Harris is qualified to serve as a director of our company.

Our Officers

In addition to Messrs. Foley and Witsell (see biographies above), the following serve as our executive officers as of the date of this proxy statement:

Paul D. Maniscalco, Chief Financial Officer. Mr. Maniscalco became our Chief Financial Officer in January 2016. Mr. Maniscalco has been a principal with SJM Holdings, Inc., d/b/a SJM Accounting, Inc., an accounting and business advisory services firm headquartered in Englewood, Colorado, since 2008. From 2012 until 2014, Mr. Maniscalco served as interim Chief Financial Officer of Earthstone Energy Inc. (NYSE MKT: ESTE), a company engaged in the oil and gas industry. From 2010 until 2011, Mr. Maniscalco served as the interim Chief Financial Officer of GeoPetro Resources Company, a company engaged in the oil and gas industry with securities formerly traded on AMEX and currently traded on OTC Pink of OTCMarkets. Prior to joining SJM Accounting, Inc., Mr. Maniscalco was a senior manager for several accounting firms. Mr. Maniscalco holds a B.B.A. in Accounting and a B.H.S. in Healthcare Administration, each from Florida Atlantic University.

William B. Lloyd, Chief Operating Officer.  Mr. Lloyd became our Chief Operating Officer in January 2016. Mr. Lloyd has over 35 years of experience in the oil and gas industry, serving in engineering, management, and senior leadership capacities. Prior to joining the Company, from 2007 until 2015, Mr. Lloyd served as the Senior Vice President of Operations for Cirque Resources L.P., a company engaged in the oil and gas industry. From 2006 until 2007, Mr. Lloyd served as the Western Region Drilling Manager for El Paso Exploration Company, which has oil and gas exploration and drilling operations in the Uintah Basin, Powder River Basin, and the Raton Basin. From 2002 until 2006, Mr. Lloyd served as Operations Director for ConocoPhillips Norway, during which time Mr. Lloyd managed well operations on multiple fixed platforms and exploratory drilling operations. Mr. Lloyd holds a Bachelor of Science in Petroleum Engineering from Montana Tech of the University of Montana.

Our officers serve at the pleasure of the Board of Directors.

Security Ownership of Management
and Other Beneficial Owners

As of August 18, 2016, there were a total of 21,861,524 shares of our common stock outstanding, our only class of voting securities currently outstanding. The following table describes the ownership of our voting securities by: (i) each of our named executive officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known us to own beneficially more than 5% of our common stock. Unless otherwise stated, the address of each of the individuals is our address, 7200 South Alton Way, Suite B-220, Centennial, Colorado 80112.

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In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual and exercisable within 60 days are exercised, but not the options owned by any other individual.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percentage (%)
Bill M. Conrad(1)	2,225,000	(2)	10.0
Stephen J. Foley(1)	2,095,000	(2)	9.4
Frederick J. Witsell(1)	3,750,000	(3)	16.4
Paul D. Maniscalco(1)	125,000	(4)	*
William B. Lloyd(1)	350,000	(5)	1.6
Scott C. Chandler(1)	180,000	(6)	*
James H. Sinclair(1)(7)	50,000	(6)	*
Douglas R. Harris(1)	50,000	(6)	*

Providence Energy Operators, LLC(8) 16400 N. Dallas Parkway, Suite 400 Dallas, TX 75248	3,000,000		13.7

Cambrian Capital, L.P.(9) 50 Osgood Place, Suite 500 San Francisco, CA 94133	1,260,000		5.8

All officers and directors as a group (7 persons)	8,825,000	(10)	36.3

*                 Less than one percent.

(1)         Officer or director of PetroShare.

(2)         Includes options to acquire 500,000 shares of common stock which are presently exercisable.

(3)         Includes options to acquire 1,000,000 shares of common stock which are presently exercisable.

(4)         Includes options to acquire 125,000 shares of common stock which are presently exercisable.

(5)         Includes options to acquire 250,000 shares of common stock which are presently exercisable.

(6)         Includes options to acquire 25,000 shares of common stock which are presently exercisable.

(7)         James H. Sinclair disclaims any beneficial ownership of shares of common stock owned by Providence Energy Operators, LLC, or Providence.

(8)         PEC E&P, LLC, a Texas limited liability company whose address is 16400 Dallas Parkway, Dallas, Texas, 75248, (i) is the managing member of Providence, (ii) has voting and investment control of the securities owned by Providence, and (iii) should be considered a beneficial owner of the shares of common stock owned by Providence.

(9)         Cambrian Capital, L.P., or Cambrian, manages two entities that together own 1,260,000 shares, or 5.8%, of our common stock. However, neither fund individually owns more than 5% of our common stock. Because Cambrian may exercise voting and investment control of the securities, Cambrian should be considered a beneficial owner of our common stock.

(10)  Includes options to acquire 2,450,000 shares of common stock which are presently exercisable.

Vote Necessary to Approve Proposal 1

If a quorum is present at the meeting, directors are elected by a plurality of votes cast at the annual meeting (i.e., the six candidates receiving the highest number of votes will be elected to the Board of Directors).

Shareholders do not have cumulative voting rights in the election of directors. You may vote for all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the director nominees listed above, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

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PROPOSAL FOR
APPROVAL OF AMENDMENT AND RESTATEMENT
OF EQUITY INCENTIVE PLAN

(Proposal 2 on Proxy Card)

We are asking our shareholders to approve amendments and the restatement of the PetroShare Corp. Equity Incentive Plan (the “Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder from 5,000,000 to 10,000,000 shares, as well as the other changes outlined below. Below is a summary of the principal provisions of the Plan, assuming approval of the above amendments, which summary is qualified in its entirety by reference to the full text of the Plan, as amended and restated, which is attached as Annex A to this proxy statement.

Background

Effective November 30, 2012, the Board of Directors adopted the PetroShare Corp. Equity Incentive Plan, or the “Plan.” This will be the first time our shareholders have been asked to approve the Plan. The number of shares authorized under the Plan is currently 5,000,000.

Proposed Amendments

On August 18, 2016, the Board of Directors approved amendments to the Plan to (i) increase the number of shares available under the Plan by 5,000,000, and (ii) provide for termination of the Plan on August 17, 2026. We are asking the shareholders to approve the amended and restated Plan, including the foregoing amendments.

The Board of Directors believes that granting stock options, restricted stock and stock awards to employees, directors, consultants, and advisors is necessary to attract and retain the services of qualified people who contribute and are expected to contribute to our success. Our compensation program is intended, among other things, to align the interests of our directors, employees, and consultants with the interests of our shareholders, and the compensation program is designed to reward performance that supports our principle of building long-term shareholder value. As part of this compensation program, we currently award stock options under the Plan. As of August 18, 2016, there were 375,000 shares available for issuance under the Plan.  If the proposed amendment is approved, there would be a total of 5,375,000 shares available for issuance under the Plan, assuming no other changes subsequent to August 18, 2016 and without taking into effect any change in connection with the Reverse Stock Split.

The Board of Directors believes that increasing the number of shares available for grant will enable it to provide additional incentives to deserving individuals. Unless our shareholders approve the increase in shares reserved for issuance under the Plan, we will be limited in our ability to make equity awards to our employees, directors, consultants, and advisors in the future. We would also be limited in our ability to issue “incentive options,” which would be qualified under relevant provisions of applicable tax law.  We also believe that it is in our best interest to extend the Plan until August 17, 2026.

Shareholder approval of the Plan is not required under our bylaws or otherwise. However, the Board is submitting the Plan for approval by the shareholders as a matter of good corporate practice and to allow the grant of incentive options that may qualify for favorable tax treatment under relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the Plan

Administration of the Plan

The Board of Directors, or a committee appointed by the Board of Directors, administers the Plan. In this discussion, the administrator of the Plan is referred to as the committee.

The committee has the power to select the participants to be granted awards, determines the time or times when awards will be made, and determines the form of an award, the number of shares of our common stock subject to the award,

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and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting. Incentive options may be granted only to employees. Non-qualified options, restricted stock, and other stock grants may be made to employees, directors, consultants and advisors.

The Plan provides that the committee may delegate authority to specified officers to grant options and other awards, provided that no grants of options or other awards may be made by such specified officers to any employee, consultant or advisor who is covered by Section 16(b) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), or whose compensation is, or likely to become, subject to the $1 million limit on deductible compensation under Section 162(m) of the Code. At this time, the committee has not made such a delegation.

Shares Subject to the Plan

There are currently 5,000,000 shares of common stock reserved for the grant of awards under the Plan. If the proposal is approved, 5,000,000 additional shares of common stock will be reserved for grant under the Plan. As of December 31, 2015, there were 2,725,000 shares of common stock available for grant under the Plan. After considering additional grants, exercises and forfeitures under the Plan, as of August 18, 2016, there were 375,000 shares of common stock available for grant under the Plan. If the proposal is approved, we will have 5,375,000 shares available for grants under the Plan.

Adjustment of Shares

The number of shares available under and subject to the Plan, and each share reserved for issuance under the Plan, are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in our common stock. Any shares of our common stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise will be available again for grant under the Plan.

Exercise of Options

The committee determines the exercise price for each option, but no option will be granted at an exercise price that is less than the fair market value of our common stock on the date of grant (at least 110% of the fair market value of our common stock on the date of grant in the case of an incentive option granted to an individual who owns stock of the Company having more than 10% of the voting power). An option holder may exercise an option by (i) written notice and payment of the exercise price in cash or by check, bank draft or money order payable to our order, or a combination of the foregoing; (ii) by a broker-dealer acting on behalf of the participant if the broker-dealer has received from the participant a notice of exercise and adequate provision has been made with respect to the payment of any withholding taxes due upon exercise; or (iii) by delivery to the Company for cancellation shares of common stock previously owned by the option holder with a fair market value as of the date of the payment equal to the portion of the purchase price for the option shares that the option holder does not pay in cash or by use of attestation of shares already owned by the option holder to eliminate for physical delivery of stock certificates by the option holder to the Company. If the exercise price of the shares being purchased is $2,000 or less, the exercise price must be paid in cash or by check, bank draft or money order payable to our order.

Option Term

The committee determines the period and the conditions of exercisability, the minimum periods during which participants must be employed by us or must hold options before they may be exercised, the minimum periods during which shares acquired upon exercise must be held before sale, conditions under which the options or shares may be subject to forfeiture, the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time. Incentive options must expire no later than 10 years from the date of grant (five years in the case of an incentive option granted to an individual who owns stock of the Company having more than 10% of the voting power). If a participant’s employment or position with the Company terminates for any reason other than cause or death, the participant will be entitled to purchase all or any part of the shares subject to any vested option for a period of up to three months from the date of termination (not longer than one year in the case of death). If the participant’s employment terminates for cause, as determined by us, the unexercised option will be forfeited and expire.

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Restricted Stock

The committee may grant a participant a number of shares of restricted stock as determined by the committee in its sole discretion. Grants of restricted stock may be subject to such restrictions, including for example, continuous employment with us for a stated period of time or the attainment of performance goals and objectives, as determined by the committee in its sole discretion. The restrictions may vary among awards and participants. If a participant dies or becomes disabled or retires pursuant to any retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment or service completed at termination of employment or service from the date of the award to the total number of months of employment or service required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.

Stock Grants

The committee may grant shares of our common stock to participants. The committee determines the number of shares of our common stock to be granted, the vesting conditions and other restrictions, if any, the time and manner of payment, and any other terms and conditions of the stock grants. The committee may also, in its sole discretion, accelerate vesting and waive other restrictions and conditions under such circumstances as it deems appropriate.

Non-Transferability

Except as may otherwise be provided by the committee at the time of a grant, options and restricted stock awards are not transferable except by will or pursuant to the laws of descent and distribution.

Amendment and Termination

The Board of Directors may alter, suspend or terminate the Plan at any time and may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that would increase the aggregate number of shares of common stock available under the Plan or modify any provision of the Plan that would materially increase the benefit or rights of any participant in the Plan. In addition, no amendment may be made to the no-repricing provisions described below without the approval of our shareholders. Unless terminated sooner, the Plan will terminate on August 17, 2026.

No Repricing

Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding option, including by replacement with or substitution of another award type, that would be treated as a repricing under applicable stock exchange rules or would replace options with cash, in each case without the approval of the shareholders (although appropriate adjustments may be made to outstanding options to achieve compliance with applicable law, including the Code).

Corporate Transactions

Upon the occurrence of certain corporate transactions including a change of control of the Company, as defined in the Plan, the committee may take any one or more of the following actions with respect to outstanding awards under the Plan:

•                  provide that any or all options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

•                  provide that any or all restrictions with respect to restricted stock and other awards shall lapse;

•                  provide for the assumption of the outstanding options or the substitution of new options for the outstanding options by the successor company on terms comparable to the outstanding options; or

•                  make any other provision for outstanding awards as the committee deems appropriate and consistent with applicable law.

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The committee may also provide that any awards that are outstanding at the time the corporate transaction is closed shall expire at the time of the closing. The committee need not take the same action with respect to all outstanding awards or to all outstanding awards of the same type.

Limitations on Grants

The maximum number of shares of common stock subject to options that can be awarded under the Plan to any person is 1,000,000 per calendar year. This limitation is subject to adjustment for stock dividends and similar events as provided in the Plan.

Federal Income Tax Consequences of the Grant and Exercise of Options

Certain of the US federal income tax consequences applicable to the grant and exercise of non-qualified options and incentive options are as follows:

Non-Qualified Options

There are no income tax consequences to the participant or to us when a non-qualified option is granted. When a non-qualified stock option is exercised, in general, the participant recognizes compensation, subject to wage withholding and income tax, equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

Incentive Options

When an incentive option is granted, there are no income tax consequences for the participant or us. When an incentive option is exercised, the participant does not recognize income and we do not receive a deduction. The participant, however, must treat the excess of the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the participant makes a “disqualifying disposition” of the common stock (described below) in the same taxable year in which the incentive option was exercised, there are no alternative minimum tax consequences.

If the participant disposes of our common stock after the participant has held it for at least two years after the incentive option was granted and at least one year after the incentive option was exercised, the amount the participant receives upon the disposition over the exercise price is treated as capital gain. We are not entitled to a deduction for this amount. If the participant makes a “disqualifying disposition” of common stock by disposing of common stock before it has been held for at least two years after the date the incentive option was granted and at least one year after the date the incentive option was exercised, the participant recognizes compensation income equal to the excess of:

•                  the fair market value of common stock on the date the incentive option was exercised or, if less, the amount received on the disposition, over

•                  the exercise price.

We are not required to withhold income or other taxes in connection with a “disqualifying disposition.” We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

Code Section 409A

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in Section 409A of the Code. If the deferred compensation plan fails to satisfy the requirements of Section 409A, all amounts deferred for the

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year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure. The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest. Incentive options are not subject to Section 409A. We expect to administer the Plan with the intention that non-qualified options will qualify for an exemption from Section 409A of the Code.

Code Section 162(m)

Under Section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any one of the three highest paid executive officers (other than the chief executive officer) who were employed by us on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our shareholders, is not subject to this limitation on deductibility. It is our intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

New Plan Benefits

All future awards under the Plan are within the discretion of the Board of Directors or the committee. The number, type and benefits of awards that will be granted under the Plan in the future are not determinable.

Securities Authorized for Issuance Under Equity Compensation Plans

Set out below is information as of December 31, 2015 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price per share of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans not approved by security holders	2,275,000	$0.33	2,725,000

Vote Necessary to Ratify Proposal 2

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the approval of the amended and restated Plan. The Board of Directors unanimously recommends a vote FOR the approval of the amended and restated Plan, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

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PROPOSAL FOR
APPROVAL OF AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

(Proposal 3 on Proxy Card)

Our Board of Directors has adopted resolutions (i) giving it discretion to effect a reverse stock split of our issued and outstanding common stock (“Reverse Stock Split”), as described below, and (ii) directing that the proposal to approve the Reverse Stock Split be submitted to the holders of our common stock for their approval.

If approved by our shareholders, the Reverse Stock Split proposal would permit (but not require) our Board to effect a Reverse Stock Split of our issued and outstanding common stock at any time prior to March 31, 2017 within a range of not less than 4-for-5 and not more than 1-for-10, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion.  We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders.  In determining a ratio, if any, following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

•                                          The initial listing requirements of the NYSE MKT stock exchange;

•                                          The historical trading price and trading volume of our common stock;

•                                          The number of shares of our common stock outstanding;

•                                          The then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•                                          The anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•                                          Prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders. Our Board may not implement the Reverse Stock Split if the trading price of our common stock increases without a split.

The declaration to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our Board of Directors to be in the best interests of our shareholders and all of the other proposed ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our shareholders for approval with the primary intent of increasing the market price of our common stock to enhance our ability to meet the initial listing requirements of the NYSE MKT and to make our common stock more attractive to a broader range of institutional and other investors. We are currently undertaking a public offering of our common stock and, as a part of the offering process, we intend to apply to have our common stock listed on the NYSE MKT. Accordingly, we believe that effecting the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

The Reverse Stock Split will enable us to meet one of the listing requirements of the NYSE MKT. The NYSE MKT requires, among other items, an initial bid price of least $2.00 per share and following initial listing, maintenance of a continued price that is deemed acceptable. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange. It is currently our intent to seek such listing in connection with a public offering for the shares of our

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common stock.

Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock and not being listed on an exchange may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn may enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

If approved by the shareholders, and subject to the discretion of the Board, the Reverse Split will become effective (the “Effective Time”) following the requisite 10-day written notice to FINRA and any other necessary notification and upon notice to the shareholders.  In this event, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio determined by the Board.  The exact timing of the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders.  In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

The table below shows, as of the Record Date, the number of outstanding shares of common stock that would result from hypothetical Reverse Stock Split ratios within selected ranges (without giving effect to the treatment of fractional shares), which ratios are not exhaustive:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
4-for-5	17,489,219
2-for-3	14,574,349
3-for-5	13,116,914
1-for-2	10,930,762
1-for-5	4,372,305
1-for-10	2,186,152

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

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The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except as affected by treatment of fractional shares. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

Because we are not, and do not plan to, amending our articles of incorporation in association with the Reverse Stock Split, the implementation of the Reverse Stock Split will have the practical effect of an increased number of authorized shares of common stock available for issuance. The resulting increase in such availability in the authorized number of shares of common stock could have a number of effects on our shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our company more difficult. For example, additional shares could be issued us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our company, even if the persons seeking to obtain control of us offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We do not have any other provisions in our Articles of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, we have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additionally, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock, the issuance of additional shares of authorized common stock that will become newly available as a result of the implementation of the Reverse Stock Split may reduce the current shareholders’ percentage ownership interest in the total outstanding shares of common stock. We may also issue the additional shares of authorized common stock that will become available as a result of the Reverse Stock Split without the additional approval of our shareholders.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.  Our common stock will continue to be listed on the OTCQB of OTCLink under the symbol “PRHR,” subject to any decision of our Board to list our securities on a national securities exchange.

Effect on Equity Incentive Plan and Outstanding Warrants

We maintain the PetroShare Corp. Equity Incentive Plan (the “Plan”) pursuant to which we have granted stock options and restricted shares that are presently outstanding, and additional equity incentive compensation awards may be granted in the future under the Plan. The number of shares to be authorized for issuance under the Plan if Proposal 2 above (relating to the Amended and Restated PetroShare Corp. Equity Incentive Plan) is approved does not reflect the proposed Reverse Stock Split described in this Proposal 3. Pursuant to the terms of the Plan, the Board of Directors or a committee thereof, as applicable, will adjust the number of shares available for future grant under the Plan, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the Plan to equitably reflect the effects of the Reverse Stock Split.

In addition, proportionate adjustments will be made to the per share exercise price of all outstanding warrants to purchase shares of our Common Stock.

Beneficial Holders of Common Stock (i.e. Shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial

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holders holding our common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split.  Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. Shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

As soon as practicable after the Effective Time, shareholders will be notified that the Reverse Stock Split has been affected. Certificates of stock representing old shares may be exchanged for certificates representing new shares at the first time they are presented to the transfer agent for transfer after the Reverse Stock Split is implemented. However, there is no need for shareholders to deliver certificates to the transfer agent to exchange for new shares. For those shareholders holding fractional shares, you will receive a letter of transmittal from us specifying the procedures to follow to receive a new share certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY DESIRE TO SELL OR OTHERWISE TRANSFER THEIR SHARES.

Fractional Shares

No fractional shares would be issued if, as a result of the Reverse Stock Split, a shareholder would otherwise become entitled to a fractional share. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number.

Accounting Matters

The proposed Reverse Stock Split will not affect the par value of our common stock per share, which will remain $0.001 par value per share.  However, the stated capital attributable to common stock on our balance sheet will be reduced proportionately with the Reverse Stock Split. Any reduction in stated capital will be added to additional paid in capital, the net effect of which is that shareholders’ equity will remain unchanged. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

No gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of common stock pursuant to the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split (including any whole share received in exchange for a fractional share) will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Stock

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Split shares exchanged therefore. The shareholder’s holding period for the post-Reverse Stock Split shares will include the period during which the shareholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split. Although not clear, it may be possible that shareholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share will recognize gain, which may be characterized as either a capital gain or dividend, to the extent of such rounded-up amount (i.e., less than one share).

No Appraisal Rights

Under Colorado Revised Statutes, our shareholders are not entitled to dissenter’s rights in connection with the Reverse Stock Split, and we will not independently provide our shareholders with any such right.

Vote Necessary to Approve Proposal 3

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the approval of the Reverse Stock Split. The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

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PROPOSAL FOR
RATIFICATION OF AUDITORS

(Proposal 4 on Proxy Card)

Our Audit Committee has appointed the firm SingerLewak LLP (“SingerLewak”) as our independent registered public accounting firm for the year ended December 31, 2016. The Board has directed that management submit the appointment of SingerLewak as our independent registered public accounting firm for ratification by our shareholders at the annual meeting.

Ratification of the appointment of SingerLewak as our independent registered public accounting firm is not required by our shareholders under our bylaws or otherwise. However, the Board is submitting this appointment to the shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment of SingerLewak, the Audit Committee will not be required to replace SingerLewak as our independent registered public accounting firm. In the event of such a failure, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it believes that such a change would be in our and our shareholders’ best interest.

Neither SingerLewak, any of its members nor any of its associates, to the best of our knowledge, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants.  Representatives of SingerLewak are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Necessary to Ratify Proposal 4

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of appointment of the independent registered public accounting firm, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

We anticipate that the next annual meeting of shareholders will be held in May 2017. Any shareholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with Rule 14a-8 of the Exchange Act, and it must be received at our principal executive offices no later than December 16, 2016 in order to be considered for inclusion in the proxy statement for the 2017 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2017 annual meeting of shareholders without including such proposal in the 2017 proxy statement must provide us with a notice of such proposal no sooner than January 26, 2017 and no later than February 25, 2017. For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As a reporting company, we are subject to certain informational requirements of the Exchange Act and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our common stock is listed on the OTCQB of OTCLink under the symbol “PRHR.”

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“HOUSEHOLDING” OF PROXY MATERIALS

When multiple shareholders have the same address, we and Intermediaries are permited to deliver a single copy of certain proxy materials to them. This process is commonly referred to as “householding.” We do not participate in householding, but some brokers may for shareholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise. If, at any time, you would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another shareholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. We will promptly deliver to a shareholder who received one copy of the Notice or proxy materials as a result of householding a separate copy upon the shareholder’s written or oral request directed to PetroShare Corp., 7200 S. Alton Way, Suite B-220, Centennial, Colorado 80112.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2015, including financial statements and schedules, and copies of any of the exhibits referenced therein, are available to shareholders without charge upon written request to Stephen J. Foley, Chief Executive Officer, at 7200 S. Alton Way, Suite B-220, Centennial, Colorado 80112. You can also find our annual report on the SEC’s website.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors
Centennial, Colorado
August 18, 2016	BILL M. CONRAD
Chairman of the Board of Directors

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ANNEX A

PETROSHARE CORP.

EQUITY INCENTIVE PLAN

Effective August 18, 2016

AMENDED AND RESTATED PETROSHARE CORP. EQUITY INCENTIVE PLAN

i

ARTICLE XI RIGHTS OF PARTICIPANTS		13
11.1	Service	13
11.2	Nontransferability of Awards Other Than Options	13
11.3	No Plan Funding	13

ARTICLE XII GENERAL RESTRICTIONS		13
12.1	Investment Representations	13
12.2	Compliance with Securities Laws	14
12.3	Changes in Accounting Rules	14

ARTICLE XIII OTHER EMPLOYEE BENEFITS		14

ARTICLE XIV PLAN AMENDMENT, MODIFICATION AND TERMINATION		14

ARTICLE XV WITHHOLDING		15
15.1	Withholding Requirement	15
15.2	Withholding With Stock	15

ARTICLE XVI REQUIREMENTS OF LAW		15
16.1	Requirements of Law	15
16.2	Federal Securities Law Requirements	15
16.3	Governing Law	15

ARTICLE XVII DURATION OF THE PLAN		16

ii

AMENDED AND RESTATED

PETROSHARE CORP.

EQUITY INCENTIVE PLAN

ARTICLE I
INTRODUCTION

1.1                                                               Establishment

PetroShare Corp., a Colorado corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the “Company” except where the context otherwise requires), established the PetroShare Corp. Equity Incentive Plan (as the same is hereby amended, the “Plan”), now known as the Amended and Restated PetroShare Corp. Equity Incentive Plan, effective November 30, 2012, for certain key employees, directors, consultants and other persons rendering substantial service to the Company. The Plan permits the grant of Incentive Options (defined below) within the meaning of Section 422 of the Code (defined below), Non-Qualified Options (defined below), Restricted Stock Awards (defined below), Stock Bonuses (defined below), and other stock grants to certain key employees of the Company and others providing valuable service to the Company.

1.2                                                               Purposes

The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the remuneration of those participating in the Plan is more closely aligned with the value of the Company’s stock. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

1.3                                                               Effective Date; Amendment and Restatement

The initial effective date of the Plan was November 30, 2012. The Plan is amended and restated, effective August 18, 2016, to increase the number of shares reserved under the Plan to 10,000,000, to provide a no repricing provision, and to provide for termination of the Plan on August 17, 2026.

ARTICLE II
DEFINITIONS

2.1                                                               Definitions

The following terms shall have the meanings set forth below:

(a)                                 “Affiliated Corporation” means any corporation or other entity that is affiliated with the Company through stock ownership or otherwise and is designated as an “Affiliated Corporation” by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an “Affiliated Corporation” means any parent or subsidiary of the Company as defined in Section 424 of the Code.

(b)                                 “Award” means an Option, grant of Stock pursuant to Article VIII or other issuances of Stock hereunder.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Change in Control” shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (a) the then-outstanding shares of Stock (“Outstanding Shares”) or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Power”) or (ii) at any time during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

(e)                                  “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(f)                                   “Committee” means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Directors, Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

(g)                                  “Company” means PetroShare Corp., a Colorado corporation, and its Affiliated Corporations.

(h)                                 “Disabled” or “Disability” shall have the meaning given to such terms in Section 22(e)(3) of the Code.

(i)                                     “Effective Date” means the effective date of the Plan, August 18, 2016.

(j)                                    “Eligible Consultants” means those consultants and advisors to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

(k)                                 “Eligible Directors” means those members of the Board who are determined by the Board to be individuals whose services are important to the Company and who are eligible to receive Awards under the Plan. Eligible Directors who are not also Eligible Employees may not receive Incentive Options.

(l)                                     “Eligible Employees” means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code.

(m)                             “Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

(n)                                 “Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which Shares are then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on the OTCQB or OTCQX of OTCLink, or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by the OTCQB or OTCQX or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on an electronic quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith.

(o)                                 “Incentive Option” means an Option designated as such and granted in accordance with Section 422 of the Code.

(p)                                 “Non-Qualified Option” means any Option other than an Incentive Option.

(q)                                 “Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

(r)                                    “Option Agreement” shall have the meaning given to such term in Section 7.2 hereof.

(s)                                   “Option Holder” means a Participant who has been granted one or more Options under the Plan.

(t)                                    “Option Period” means the period of time, determined by the Committee, during which an Option may be exercised by the Option Holder.

(u)                                 “Option Price” means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsections 7.2(b) and 7.3(b).

(v)                                 “Participant” means an Eligible Director, Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

(w)                               “Restricted Stock Award” means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

(x)                                 “Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

(y)                                 “Share” means one whole share of Stock.

(z)                                  “Stock” means the common stock of the Company, par value $0.001.

(aa)                          “Stock Bonus” means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

2.2                                                               Gender and Number

Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III
PLAN ADMINISTRATION

3.1                                                               General

The Plan shall be administered by the Committee, or in the absence of appointment of a Committee, by the entire Board. All references in the Plan to the Committee shall include the entire Board if no Committee is appointed. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Directors, Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants and Eligible Directors who are not also Eligible Employees shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2                                                               Delegation by Committee

The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees and Eligible Consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any Eligible Employee or Eligible Consultant who is covered by Section 16(b) of the Exchange Act or who is or may become covered by Code Section 162(m) shall not be delegated by the Committee.

ARTICLE IV
STOCK SUBJECT TO THE PLAN

4.1                                                               Number of Shares

The maximum aggregate number of Shares issuable under the Plan pursuant to Awards is ten million (10,000,000) Shares. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this Article IV. The maximum number of Shares that may be issued under Incentive Options is 3,000,000 Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2                                                               Limit on Option Grants

The maximum number of Shares with respect to which a Participant may receive Options under the Plan during a calendar year is 1,000,000 Shares. The maximum number may be increased from time to time by approval of the Board and by the stockholders of the Company. No Options may be granted with respect to any increased number of Shares until such increase has been approved by the stockholders. Stockholder approval shall not be required for increases solely pursuant to Section 4.4 below.

4.3                                                               Other Shares of Stock

Any Shares that are subject to an Option that expires or for any reason is terminated unexercised and any Shares that are subject to an Award (other than an Option) and that are forfeited shall automatically become available for use under the Plan, provided, however, that no more than 3,000,000 Shares may be issued under Incentive Options.

4.4                                                               Adjustments for Stock Split, Stock Dividend, Etc.

If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non-assessable at the time of such occurrence:  (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the exercise price of any Shares subject to an option granted under the Plan; (iv) the maximum number of Shares available for grant to any one person in a calendar year pursuant to Section 4.2, (v) the maximum number of Shares available for grant pursuant to Incentive Options, and (vi) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.

4.5                                                               General Adjustment Rules

No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment. All adjustments to Options shall be made according to Section 1.424-1 of the Treasury Regulations.

4.6                                                               Determination by the Committee, Etc.

Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

4.7                                                               No Repricing

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities, or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or other similar transactions), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options to reduce the exercise price of such outstanding Options; (b) cancel outstanding Options in exchange for or substitution of Options with an exercise price that is less than the exercise price of the original Options; or (c) cancel outstanding Options with an exercise price above the current stock price in exchange for cash or other securities.

ARTICLE V
CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1                                                               Adjustment of Awards

Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Committee may take any one or more of the following actions with respect to outstanding Awards:

(a)                                 Provide that any or all Options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

(b)                                 Provide that any or all restrictions with respect to Restricted Stock and other Awards shall lapse;

(c)                                  Provide for the assumption or substitution of any or all Awards as described in Section 5.2; or

(d)                                 Make any other provision for outstanding Awards as the Committee deems appropriate and consistent with applicable law.

The Committee may also provide that any Awards that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type.

5.2                                                               Assumption or Substitution of Options and Other Awards

(a)                                 The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options or (b) the Company, or the successor or purchaser, as the case may be, may make adequate provision for the equitable adjustment of outstanding Awards (other than Options). Any assumption or substitution of Options shall be made according to Section 1.424-1 of the Treasury Regulations.

5.3                                                               Corporate Transaction

A Corporate Transaction shall include the following:

(a)                                 Merger; Reorganization:  the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock or a merger effected merely to change the place of organization of the Company);

(b)                                 Sale:  the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

(c)                                  Liquidation:  the dissolution or liquidation of the Company; or

(d)                                 Change in Control:  Change in Control.

5.4                                                               Limitation of Payments. If the provisions of this Article V would result in the receipt by any Participant of a payment within the meaning of Section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

ARTICLE VI
PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants or advisors to the Company who are performing services important to the operation and growth of the Company. Eligible Directors are those whose services, in the judgment of the Committee, are important to the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII
OPTIONS

7.1                               Grant of Options

Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants and to Eligible Directors who are not also Eligible Employees; and further provided that Incentive Options may be granted only after the shareholders have approved the Plan. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

7.2                               Stock Option Agreements

Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an “Option Agreement”). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a)                                 Number of Shares. Each Option Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(b)                                 Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement, but in no event shall the price be less than 100% of the Fair Market Value of the Stock on the date the Option is granted. The pricing of certain Incentive Options is further restricted as detailed in Section 7.3.

(c)                                  Duration of Options; Restrictions on Exercise. Each Option Agreement shall state the Option Period. The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Agreement shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

(d)                                 Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder’s services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s services. If the Committee does not otherwise specify, the following shall apply:

(i)                                     If the services of the Option Holder are terminated within the Option Period for “cause”, as determined by the Company, the Option shall thereafter be void for all purposes.

(ii)                                  If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s termination of services because of Disability.

(iii)                               If the Option Holder dies during the Option Period while still performing services for the Company or within the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s death.

(iv)                              If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, death, or Disability, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment or services.

(e)                                  Exercise, Payments, Etc.

(i)                                     Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker’s transaction described in subsection 7.2(e)(ii)(C), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker’s transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

(ii)                                  If the exercise price is $2,000 or less, the exercise price shall be paid by one or a combination of the methods set forth in subsections 7.2(e)(ii)(A) or (B) below. If the exercise price is more than $2,000, the exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

(A)                               in cash;

(B)                               by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company;

(C)                               by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price; or

(D)                               by delivery to the Company for cancellation shares of the Company’s Stock previously owned by the Optionee with a Fair Market Value as of the date of the payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash or by use of attestation of shares already owned by the Optionee to eliminate the need for physical delivery of stock certificate(s) by the Optionee to the Company under this Section 7.2(e). By use of attestation, the Optionee will be issued the number of shares exercised reduced by the number of whole shares necessary to pay the exercise price, or portion thereof.

(f)                                   Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(g)                                  Withholding.

(i)                                     Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

(ii)                                  Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

7.3                               Restrictions on Incentive Options

(a)                                 Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Options shall be taken into account in the order granted.

(b)                                 Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of more than 10% of the total combined voting power of all classes of stock of the Company shall have an Option Price equal to at least 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

7.4                               Transferability

(a)                                 General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder’s guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

(b)                                 No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

7.5                               Shareholder Privileges

No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock.

ARTICLE VIII
RESTRICTED STOCK AWARDS

8.1                               Grant of Restricted Stock Awards

Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

8.2                               Restrictions

A Participant’s right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock

Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company’s established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. If a Participant’s employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

8.3                               Privileges of a Stockholder, Transferability

A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant’s right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 11.2.

8.4                               Enforcement of Restrictions

The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

(a)                                 Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(b)                                 Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE IX
STOCK BONUSES

The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

ARTICLE X
OTHER COMMON STOCK GRANTS

From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

ARTICLE XI
RIGHTS OF PARTICIPANTS

11.1                        Service

Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting or advisory relationship with, the Company, or membership on the Board or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

11.2                        Nontransferability of Awards Other Than Options

Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), or other Award (excluding Options) granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. The transferability of options, if any, shall be governed by Section 7.4  In the event of a Participant’s death, a Participant’s rights and interests in Options, Restricted Stock Awards and other Awards shall, to the extent provided in Article VII, Article VIII, Article IV, and Article X, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

11.3                        No Plan Funding

Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE XII
GENERAL RESTRICTIONS

12.1                        Investment Representations

The Company may require any person to whom an Option, Restricted Stock Award, or Stock Bonus is granted, as a condition of exercising such Option, or receiving such Restricted Stock Award or Stock Bonus, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

12.2                        Compliance with Securities Laws

Each Option, Restricted Stock Award, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Restricted Stock Award, or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

12.3                        Changes in Accounting Rules

Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards, or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, outstanding Restricted Stock Awards, and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

ARTICLE XIII
OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, or the grant of Stock shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

ARTICLE XIV
PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable. No amendment shall be made to the no repricing provisions of Section 4.7 or the Option pricing provisions of Article VII without the approval of the Company’s shareholders.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, Stock Bonuses or other Awards.

ARTICLE XV
WITHHOLDING

15.1                        Withholding Requirement

The Company’s obligation to deliver shares of Stock upon the exercise of any Option, the vesting of any Restricted Stock Award, or the grant of Stock shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

15.2                        Withholding With Stock

At the time the Committee grants an Option, Restricted Stock Award, Stock Bonus, other Award, or Stock, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

(a)                                 All elections must be made prior to the Tax Date.

(b)                                 All elections shall be irrevocable.

(c)                                  If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XVI
REQUIREMENTS OF LAW

16.1                        Requirements of Law

The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

16.2                        Federal Securities Law Requirements

If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all applicable conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

16.3                        Governing Law

The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, with regard to the conflict of laws provisions therein that would result in the application of the laws of any other jurisdiction.

ARTICLE XVII
DURATION OF THE PLAN

Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on August 17, 2026 and no Option, Restricted Stock Award, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Restricted Stock Awards, and other Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated: August 18, 2016	PETROSHARE CORP.
a Colorado corporation

	By:	/s/ Frederick J. Witsell
Frederick J. Witsell
President, Secretary and Director

PETROSHARE CORP.

7200 S. Alton Way, Suite B-220, Centennial, CO 80112

Proxy for Annual Shareholder Meeting on September 8, 2016

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, AND 5.

Please indicate your voting preference by checking the desired box and returning in the enclosed envelope.

1.                                      Election of Directors

1. Bill M. Conrad	2. Stephen J. Foley	3. Frederick J. Witsell
4. James H. Sinclair	5. Scott C. Chandler	6. Douglas R. Harris

☐ Mark here to vote FOR all nominees.

☐ Mark here to withhold vote for all nominees.

☐ FOR all nominees except (To withhold vote for one or more nominees, mark box to the left and the corresponding numbered box(es) below)

☐	☐	☐	☐	☐	☐
1	2	3	4	5	6

2.                                      To approve the amendment and restatement of the PetroShare Corp. Equity Incentive Plan

☐	☐	☐
FOR	AGAINST	ABSTAIN

3.                                      To grant the Board of Directors authority and discretion to implement a Reverse Stock Split

☐	☐	☐
FOR	AGAINST	ABSTAIN

4.                                      To ratify the appointment of SingerLewak LLP as the registered independent accountant for 2016

☐	☐	☐
FOR	AGAINST	ABSTAIN

5.                                      Approval of any other matters that come before the Annual Meeting in the discretion of the Proxy

☐	☐	☐
FOR	AGAINST	ABSTAIN

This Proxy will be voted as specified by the shareholder, but if no choice is specified, it will be voted FOR each of the directors and FOR Proposals 2, 3, 4, and 5.

Note: The proxy holder is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournments and postponements thereof.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby revokes any and all previous proxies granted and appoints Stephen J. Foley or Bill M. Conrad as Proxy, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the annual meeting of shareholders of PetroShare Corp. (the “Company”) to be held on September 8, 2016 at 9:00 a.m. (MDT), at 1880 Weiskopf Point, Colorado Springs, Colorado 80921, or any adjournments thereof, to vote, as designated below, the shares of common stock of the Company standing in the name of the undersigned, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date with all powers the undersigned would possess if personally present at the meeting, with respect to the matters set forth below and described in the Notice of the annual meeting of shareholders, and the accompanying Proxy Statement of the Company.

Please sign exactly as your name appears on your stock certificate or in your account. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the entity name by authorized person.

Dated , 2016

Number of Shares Voted

Signature	Signature

Please Print or Type Your Name	Please Print or Type Your Name